Exhibit 99.2

Board of Directors
Mt. Hood Solutions Company
Portland, OR

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying consolidated balance sheet of Mt. Hood Solutions Company as of December 31, 2010, and the related consolidated statements of operations and comprehensive income, stockholder’s equity and comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mt. Hood Solutions Company as of December 31, 2010, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
July 12, 2011

MT. HOOD SOLUTIONS COMPANY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$243,032
Marketable securities — Note 3	28,884
Accounts receivable, net of allowance — Note 2	2,223,540
Employee receivables	27,353
Due from related party	10,000
Inventory — Note 4	1,710,449
Prepaid expenses and other current assets	213,318

Total current assets	$4,456,576

Property and equipment, net — Note 5	4,474,925

Other assets
Intangible assets, net — Note 6	25,072

$8,956,573

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Line of credit — Note 7	$738,210
Accounts payable	1,126,875
Deferred compensation — Note 11	783,896
Accrued expenses and other current liabilities — Note 11	1,001,537
Income taxes payable	14,640

Total current liabilities	$3,665,158

Commitments and contingencies — Note 8	—

Stockholder’s equity
Common stock, no par value, authorized 1,000 shares, 37 shares issued and outstanding at December 31, 2010	95,738
Retained earnings	5,175,378
Accumulated other comprehensive loss	(1,726)

Total Mt Hood Solutions Company stockholder’s equity	5,269,390

Non-controlling interest	22,025

$8,956,573

See Notes to Consolidated Financial Statements

MT. HOOD SOLUTIONS COMPANY

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2010

Revenue
Products and services	$23,650,280
Costs and Expenses
Cost of sales	$10,549,561
Selling, general and administrative	11,291,306
Depreciation and amortization	747,048

Total costs and expenses	22,587,915

Income from Operations	1,062,365

Other Income (Expense)
Interest expense	(7,375)
Rental income	85,227
Gain on sale of property and equipment	57,513
Loss on marketable securities	(16,213)
Other	19,239

Total other income (expense)	138,391

Net Income Before Income Taxes	1,200,756

Income Taxes	(12,951)

Net Income	1,187,805
Net Income Attributable to Non-Controlling Equity Interest	(5,372)

Net Income Attributable to Mt Hood Solutions Company	1,182,433

Other Comprehensive Income
Unrealized gain on marketable securities	9,341

Comprehensive Income	$1,191,774

See Notes to Consolidated Financial Statements

MT. HOOD SOLUTIONS COMPANY

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY AND COMPREHENSIVE LOSS
YEAR ENDED DECEMBER 31, 2010

			Accumulated
			Other		Non-
	Common Stock		Comprehensive	Retained	controlling
	Shares	Amount	Loss	Earnings	Interest	Total

Balance as of December 31, 2009	37	$95,738	$(11,067)	$5,016,732	$36,027	$5,137,430
Distributions				(1,023,787)	(19,374)	(1,043,161)
Net income				1,182,433	5,372	1,187,805
Unrealized gain on marketable securities			9,341			9,341

Balance as of December 31, 2010	37	$95,738	$(1,726)	$5,175,378	$22,025	$5,291,415

See Notes to Consolidated Financial Statements

MT. HOOD SOLUTIONS COMPANY

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2010

Cash provided by operating activities
Net income	$1,187,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	747,048
Provision for doubtful accounts	138,904
Realized loss on marketable securities	16,213
Gain on sale of property and equipment	(57,513)
Changes in working capital components:
Accounts receivable	(246,403)
Employee receivable	(12,497)
Due from related party	10,000
Investment	(9,336)
Inventory	(59,448)
Prepaid expenses and other assets	(22,826)
Accounts payable and accrued expenses	(118,815)
Deferred compensation	31,356
Accrued income taxes	(10,586)

Cash provided by operating activities	$1,593,902
Cash used in investing activities
Purchases of property and equipment	(556,639)
Proceeds from sale of property and equipment	85,848
Proceeds from sale of marketable securities	827

Cash used in investing activities	(469,964)
Cash used in financing activities
Distributions to stockholder	(1,609,269)
Distributions to non-controlling equity interest	(19,374)
Net advances from line of credit	690,335

Cash used in financing activities	(938,308)

Net change in cash and cash equivalents	185,630
Cash and cash equivalents at beginning of year	57,402

Cash and cash equivalents at end of year	$243,032

See Notes to Consolidated Financial Statements

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	BUSINESS DESCRIPTION

Mt. Hood Solutions Company (“MHS”), is a manufacturer and distributor of over 300 industrial detergents and other cleaning compounds headquartered in Portland, Oregon. Its customers primarily consist of institutional and commercial enterprises in Oregon, Washington, Utah, Colorado, California and Idaho.

AML2, LLC (“AML2”) was founded in 2008, to manufacture a cleaning compound for use in institutional and commercial enterprises. AML2 is headquartered in Portland, Oregon.

Principles of Combination and Consolidation

MHS and AML2 (collectively the “Company”) have common ownership and management. The financial statements of these two companies have been consolidated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810 “Consolidation”.

The non-controlling equity interest amounts shown represent the third-party ownership interest in AML2. All inter-company transactions are eliminated in these consolidated financial statements.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

Cash and Cash Equivalents

The Company considers all cash accounts and all highly liquid short-term investments purchased with an original maturity of three months or less to be cash or cash equivalents. As a result of the Company’s cash management system, checks issued but not presented to the banks for payment may create negative book cash balances. Such negative balances are included in trade accounts payable and totaled $44,063 at December 31, 2010.

Marketable Securities

At December 31, 2010, the Company held equity securities classified as available for sale. Available for sale securities are carried at fair market value with the unrealized holding gains and losses reported in other comprehensive income. For determining gross realized gains and losses, the cost of securities sold is based upon specific identification. Quoted market prices are used in determining the fair market value of the Company’s investments.

Accounts Receivable

Accounts receivable consist of amounts due from customers for product sales and services. Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is management’s best estimate of uncollectible amounts and is based on a number of factors, including overall credit quality, age of outstanding balances, historical write-off experience and specific account analysis that projects the ultimate collectability of the outstanding balances. As of December 31, 2010, the allowance was $206,460.

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventory

Inventory is stated at the lower of cost or market determined using the last in-first out (LIFO) cost method.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of individual assets or classes of assets as follows:

Building Improvements	15 years
Dish Machines	5 years
Office Equipment and Furniture	5 years
Machinery and Equipment	5 years
Vehicles	5 years

When an asset is sold or otherwise disposed, the related cost and accumulated depreciation or amortization are removed from the respective accounts and the gain or loss is recognized. Maintenance and repairs are charged to expense when incurred.

Intangible Assets

Intangible assets include customer relationships and formulas purchased during acquisitions. Customer relationships are amortized on a straight-line basis over the expected average life of the acquired accounts, which is five years.

Long-lived Assets

In accordance with FASB ASC 360-10-35 “Impairment of Disposal of Long-lived Assets”, losses related to the impairment of long-lived assets are recognized when the carrying amount is not recoverable and exceeds its fair value. When facts and circumstances indicate that the carrying values of long-lived assets may be impaired, management of the Company evaluates recoverability by comparing the carrying value of the assets to projected future cash flows, in addition to other qualitative and quantitative analyses.

Compensated Absences

Employees of the Company are entitled to paid vacation, sick days and personal days, depending on job classification, length of service, and other factors. It is impractical to estimate the amount of compensation for future absences and accordingly no liability has been recorded in the accompanying financial statements. The company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Revenue Recognition

Revenue from product sales and services is recognized when the services are performed or the products are delivered to the customer, provided that persuasive evidence of a sales arrangement exists, both title and risk of loss have passed to the customer, and collection is reasonably assured.

Advertising

The Company expenses non-direct advertising costs when incurred. Advertising expense was $74,136 for the year ended December 31, 2010.

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

Effective July 1, 2003, the Company’s stockholder elected that the corporation be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under this provision, the stockholder is taxed on their proportionate share of the Company’s taxable income. As a Subchapter S corporation, the Company bears no liability or expense for federal income taxes. The Company is required to file income tax returns in several states. Various states do not recognize Subchapter S of the Internal Revenue Code and as such the Company may incur income tax expense.

FASB ASC 740-10, “Income Taxes”, clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the balance sheet. It also provides guidance on derecognition, measurement and classification of amounts related to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim period disclosures and transition relating to the adoption of new accounting standards. Under FASB ASC 740-10, the recognition for uncertain tax positions should be based on a more likely than not threshold that the tax position will be sustained upon audit. The tax position is measured as the largest amount of benefit that has a greater than fifty percent probability of being realized upon settlement. Management has determined that adoption of this topic has had no effect on the Company’s balance sheet.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, marketable securities, receivables and accrued liabilities. The Company adopted the provisions of FASB ASC Topic 820 “Fair Value Measurements and Disclosures”, effective January 1, 2008. Under FASB ASC 820-10-30-2, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

FASB ASC 820-10-30-2 establishes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the most observable inputs be used when available. Observable inputs are from sources independent of the Company, whereas unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 inputs are valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 inputs are valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 inputs are valuations that are unobservable and significant to the overall fair value measurement.

The Company did not have any outstanding financial derivative instruments.

Segment Information

FASB ASC 280, “Segment Reporting,” establishes standards for reporting information regarding operating segments in annual financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker, or decision-making group in making decisions on how to allocate resources and assess performance.

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company manages, allocates resources and reports in one business segment. The Company’s chief operating decision-maker, as defined under FASB ASC 280, is the Company’s chief executive officer. Based on the information reviewed by its chief executive officer, the Company operates in one business segment.

NOTE 3 —	FAIR VALUE MEASUREMENTS

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with FASB ASC 820-10-30-2, as described in Note 2. The following table presents information about the Company’s marketable securities measured at fair value as of December 31, 2010.

	Quoted Price in
	Active Markets for	Significant Other	Significant	Balance as of
	Identical Assets	Observable Inputs	Unobservable Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2010

Marketable securities actively traded	$28,884	$—	$—	$28,884

	$28,884	$—	$—	$28,884

NOTE 4 —	INVENTORY

Inventory as of December 31, 2010 consists of the following components:

Raw materials	$923,211
Finished goods	880,565
Purchased goods	192,617
Supplies	65,224
LIFO reserve	(351,168)

$1,710,449

NOTE 5 —	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2010 consists of the following:

Building improvements	$3,615,615
Dish machines	2,233,047
Office equipment and furniture	87,955
Machinery and equipment	812,966
Vehicles	1,180,747

7,930,330
Less: accumulated depreciation	(3,455,405)

$4,474,925

Depreciation expense for the year ended December 31, 2010 is $736,303.

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 6 —	INTANGIBLE ASSETS

Intangible assets as of December 31, 2010 consists of the following:

Customer list	$53,726
Less: accumulated amortization	(28,654)

$25,072

Amortization expense for the year ended December 31, 2010 is $10,745.

As of December 31, 2010, future amortization of customer relationships for the next three years is as follows:

2011	$10,745
2012	10,745
2013	3,582

$25,072

NOTE 7 —	LINE OF CREDIT

In July 2010, the Company amended its revolving line of credit with a financial institution having a maximum borrowing of up to $3,000,000. The line of credit matures on July 31, 2011. Borrowings under these lines are used for general working capital purposes and capital expenditures. The line of credit is collateralized by accounts receivable and substantially all assets not otherwise encumbered. Interest is payable monthly at the bank’s announced prime rate less 0.50%, which at December 31, 2010 was 3.25%. The line of credit contains financial covenants which the Company met at December 31, 2010. At December 31, 2010, the Company had borrowings totaling $738,210 against the line of credit.

NOTE 8 —	COMMITMENTS AND CONTINGENCIES

The Company leases its headquarters and other facilities, equipment and vehicles under operating leases that expire at varying times through 2023. Future minimum lease payments for operating leases that had initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2010 are as follows:

Twelve months ended
December 31, 2011	$675,984
December 31, 2012	675,984
December 31, 2013	675,984
December 31, 2014	675,984
December 31, 2015	672,588
Thereafter	4,747,200

$8,123,724

The Company leases its headquarters from a limited liability company related through common ownership. The lease expires March 2023 and has two five-year renewal options. Under terms of the lease, the Company is responsible for utilities, maintenance, taxes and insurance. Future payments under this lease totaling $8,059,200 are included in the above figures. During the year ended December 31, 2010, the Company paid this related party $662,400 as rent for use in the facility.

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total rent expense for operating leases, including those with terms of less than one year was approximately $737,000 for the year ended December 31, 2010.

The Company has determined that, as a potentially responsible party, it is likely that it has incurred a liability for environmental remediation costs resulting from leasing certain real property in past years. The Company has accrued approximately $150,000 of estimated environmental remediation costs in accrued liabilities as of December 31, 2010.

NOTE 9 —	RELATED-PARTY TRANSACTIONS

As of December 31, 2010, the Company had guaranteed the debt of its related party lessor totaling approximately $4,721,000, which is fully collateralized by property and facilities. The Company is required to perform under the guaranty in the event the related party fails to make contractual payments. The term of the loan covered by this guaranty is through March 2018. There is no recognition of any potential future payment obligation as the Company believes the potential for making this payment is remote.

NOTE 10 —	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) profit sharing plan which covers all eligible employees. Plan participants can make voluntary contributions of up to $16,500 of compensation, subject to certain limitations. Under this plan, the Company may contribute to participants’ accounts at management’s discretion. Total Company contributions to the plan for the year ended December 31, 2010 was $230,000. Accrued contributions of $230,000 are included in accrued liabilities at December 31, 2010.

NOTE 11 —	SUPPLEMENTAL FINANCIAL INFORMATION

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2010 consists of the following:

Sales tax payable	$85,806
Accrued commissions	136,620
Accrued payroll and payroll taxes	39,412
Profit sharing	230,000
Other accrued expenses	509,699

$1,001,537

The Company entered into a deferred compensation agreement with an employee in December 1993. The agreement provides that the Company pay the employee an incentive bonus based upon the number of full employment years and average monthly pay of the employee at termination. The amount is fully vested. The Company’s liability is approximately $783,896 at December 31, 2010.

Supplemental Disclosure of Cash Flow Information

Supplemental cash flow information with respect to the year ended December 31, 2010 is as follows:

Cash paid for:
Interest	$7,375

Income taxes	$25,741

Shareholder loan converted to equity	$585,481

MT. HOOD SOLUTIONS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12 —	SUBSEQUENT EVENTS

The Company evaluated all events and transactions through July 12, 2011, the date these financial statements were issued. During this period, there were no material recognizable or non-recognizable subsequent events except for the following:

On May 4, 2011, the Company entered into an agreement under which it sold certain assets and liabilities of the Company to Swisher Hygiene Inc. Assets sold included substantially all inventory and supplies, accounts receivable, property and equipment, customer lists, and other assets.